Exhibit 99.1

Supplemental Information from QCP for HCR ManorCare Lenders June 8, 2017 NOT CONFIDENTIAL

Forward-Looking Statements; Risk Factors Certain statements in this document that are not historical statements of fact may be deemed “forward-looking statements.” QCP intends to have its forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with those provisions. Forward-looking statements include, among other things, statements regarding our intent, belief or expectations. In particular, we note as a forward-looking statement the outcome of our discussions with HCR ManorCare concerning various transaction alternatives. No assurance can be given that we will reach agreement with respect to any of these matters, that any restructuring of HCR ManorCare will take place out-of-court, or that we will acquire full ownership of HCR ManorCare. Forward-looking statements speak only as of the date of this document. The discussions referenced above may be terminated at any time. Actual results may differ materially from those anticipated or implied in forward-looking statements as a result of numerous factors, including, but not limited to, the negotiation and execution, and the terms and conditions, of a definitive agreement between QCP and HCR ManorCare and the ability of QCP or HCR ManorCare to enter into or consummate such an agreement, the risk that the proposed transaction or restructuring does not occur, the timing required to consummate a proposed transaction or restructuring, and other risks to QCP associated with HCR ManorCare, including but not limited to those discussed under “Risk Factors” in QCP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended, which is available on QCP’s website at www.qcpcorp.com and at www.sec.gov. Except as may be required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, QCP expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements included in this document, including the discussions referenced above, to reflect any change in our expectations or any change in events, conditions or circumstances on which any statement is based.

QCP is landlord and a substantial creditor QCP is the landlord to the skilled nursing, memory care and assisted living businesses, and a substantial creditor of the parent company The parent company has guaranteed all rental obligations to QCP, including: Deferred rent obligations and unpaid past rent of approximately $300 million Future rent ($8 billion undiscounted minimum rent, plus additional amounts for triple net lease tenant expense recovery) QCP and HCRMC entered into a forbearance agreement on April 5 HCRMC did not make the full June 1 rent payment contemplated by the forbearance agreement

QCP has stated that it is considering an out-of-court restructuring Form 8-K dated June 5, 2017 Discussions involve numerous stakeholders A restructuring requires a substantial reduction in liabilities QCP is considering all alternatives, including full equity ownership A full acquisition may result in, among other things, QCP no longer retaining REIT status In order to consider an acquisition alternative, QCP is interested in discussing related financing matters with HCRMC lenders There can be no assurance an out-of-court restructuring can be successfully agreed, or consummated

QCP seeks a forward commitment for acquisition financing at closing Up to $400 million of term debt and $100 million of L/C support Used to refinance current debt and provide working capital Recourse to HCRMC and all material subsidiaries Credit enhancement Pledge of cash, A/R and substantially all assets of both skilled nursing and hospice entities Fully guaranteed by QCP parent company on an unsecured basis Rental payments to QCP limited by a debt service coverage ratio Term of one year from closing, plus a right of borrower to extend an additional year for a fee TBA

Cash commitment fees paid at signing Cash commitment fees paid to participating lenders at signing of M&A transaction / financing commitment Amount TBA Fee structure at closing TBA Commitment period of 120 days, extendable by 60 days in the event of unforeseen regulatory delays All existing HCRMC lenders welcome to participate, but no minimum participation required and as necessary QCP will seek to arrange funding to replace any lender that desires to be repaid

Next steps Lenders welcome to restrict to learn more about Discussions between QCP and HCRMC stakeholders Detailed acquisition finance terms and conditions Proposed cleanse upon earlier of (i) announcement of a QCP/HRCMC transaction, (ii) other events TBA or (iii) July 5 Meanwhile, QCP proposes to work with lender advisors to make progress toward a deal they can recommend. QCP would like to have a commitment in place ASAP, and in any event by June 15.

Disclaimer The information contained herein shall not constitute an offer or solicitation to buy, sell or exchange any of the securities or instruments referred to herein. Further, nothing herein constitutes a commitment to engage in, negotiate or complete the transactions contemplated herein.